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                                                                   EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


    We consent to the incorporation by reference in Amendment No.1 to the Registration Statement (Form S-3 No. 333-01599) and related Prospectus pertaining to the First Commercial Corporation Dividend Reinvestment and Common Stock Purchase Plan of our report dated January 30, 1996, with respect to the consolidated financial statements of First Commercial Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995.



                                                       /s/Ernst & Young LLP

Little Rock, Arkansas
April 1, 1996